Exhibit 99

FOR IMMEDIATE RELEASE

FOR:                                           CONTACT:
    Packaging Dynamics Corporation                Ms. Sharon Thompson
    3900 West 43rd Street                         Packaging Dynamics Corporation
    Chicago, IL  60632                            (773) 843-8013


             PACKAGING DYNAMICS CORPORATION REPORTS RESULTS FOR THE
            FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2003

Chicago, IL: Wednesday, February 4, 2004 - Packaging Dynamics Corporation (NASDAQ-PKDY)(the "Company" or "Packaging Dynamics") reported results of operations for the fourth quarter and twelve months ended December 31, 2003. The results of operations prior to July 1, 2002 include the results of operations of its wholly owned subsidiary, Packaging Holdings, L.L.C. On July 1, 2002, Packaging Dynamics Corporation commenced trading on NASDAQ after it acquired Packaging Holdings, L.L.C. and after Ivex Packaging Corporation distributed its Packaging Dynamics shares to Ivex's shareholders.

During the fourth quarter of 2003, the Company shut down its Detroit paper mill and exited from the Specialty Paper operation which was announced during the third quarter of 2003. Effective with the reporting of third quarter 2003 results, the Company began reporting its financial results in two segments. The Converting Operations segment includes all business activities focused on the food packaging and specialty laminations markets. The Specialty Paper segment includes the Detroit paper mill operation. With the shutdown of the Detroit paper mill, the Specialty Paper segment is now reported as a discontinued operation and the Converting Operations segment now represents the Company's continuing operations.

Consolidated Results:
---------------------

The Company's reported net loss for the fourth quarter and for the twelve months ended December 31, 2003 was $1.4 million and $14.8 million, respectively, compared with net loss for the fourth quarter and net income for the twelve months ended December 31, 2002 of $0.6 million and $0.9 million, respectively. Fully diluted loss per share was $0.14 in the fourth quarter of 2003 and $1.50 for the twelve months ending December 31, 2003. These results include the results of the Company's discontinued operations and are prior to the impact of certain adjustments discussed below.

Continuing Operations:
----------------------

Net sales from the Company's continuing operations for the fourth quarter of 2003 and for the twelve months ended December 31, 2003 were $62.2 million and $243.4 million compared to $63.4 million and $237.4 million in for the same period in 2002. Reported net income from continuing operations for the fourth quarter and for the twelve months ended December 31, 2003 was $2.3 million and $7.4 million, respectively, compared with net income from continuing operations for the fourth quarter and for the twelve months ended December 31, 2002 of $1.2 million and $3.4 million, respectively. The Company's 2003 reported results from continuing operations include a $0.9 million write-off of unamortized financing costs in connection with its senior debt refinancing, and a loss of $0.8 million on the disposal of assets in connection with the Company's productivity improvement program. Fully diluted income per share from continuing operations was $0.23 in the fourth quarter of 2003 and $0.75 for the twelve months ended December 31, 2003.

The financial statements for the twelve months ended December 31, 2002 include six months of earnings of Packaging Holdings, L.L.C. After adjusting 2002 and 2003 earnings from continuing operations to reflect the capital structure of Packaging Dynamics Corporation for the period prior to July 1, 2002, to exclude certain unusual items (described in the attached financial statements) and to normalize corporate income taxes to an assumed 39.5% tax rate in 2002, net income for the fourth quarter of 2003 was $2.4 million, or $0.25 per share compared with $2.0 million, or $0.20 per share for the fourth quarter of 2002 and net income for the twelve months ended December 31, 2003 was $8.4 million, or $0.85 per share compared with $6.7 million or $0.69 per share for the same period in 2002. Fully diluted earnings per share from continuing operations on a reported and adjusted basis (as more fully described and reconciled in the attached financial schedules) are as follows:

                 Earnings Per Share From Continuing Operations
                 ---------------------------------------------
                                   (Unaudited)


                   Three Months Ended                  Twelve Months Ended
                      December 31,                         December 31,
              -----------------------------        -----------------------------
                   2003          2002                  2003           2002
              -----------------------------        -----------------------------

Reported          $  0.23       $  0.13               $  0.75            N/A

Adjusted          $  0.25       $  0.21               $  0.85        $  0.69



Gross margin from continuing operations for the fourth quarter and twelve months ended December 31, 2003 was 13.9% and 14.0%, respectively, compared to 13.1% and 12.7% for the fourth quarter and twelve months ended December 31, 2002, respectively. The improvement in gross margin reflects the impact of the exit of lower margin business, lower raw material costs and productivity.

Discontinued Operations:
-----------------------

Net loss from the Company's discontinued operations for the fourth quarter and twelve months ended December 31, 2003 was $3.7 million and $22.1 million, respectively, compared with a net loss for the fourth quarter and twelve months ended December 31, 2002 of $1.8 million and $2.5 million, respectively. In the third quarter of 2003, the Company recorded a $22.1 million ($13.4 after taxes) asset impairment charge, a $2.8 million ($1.7 after taxes) severance charge, and the write-off of $0.2 million ($0.1 after taxes) of unamortized financing costs. In the fourth quarter of 2003, the Company recorded an additional charge of $2.0 million ($1.2 after taxes) primarily related to the write-down of parts and supplies inventories, the write-down of other current assets and for employee outplacement services, and a $0.8 million ($0.50 after taxes) charge for pension liability. Fully diluted loss per share from discontinued operations was $0.37 in the fourth quarter of 2003 and $2.25 for the twelve months ending December 31, 2003.

Summary and Outlook:
-------------------

"Packaging Dynamics' first full year as an independent publicly traded company has been filled with many successes. The acquisition of the net assets of the Iuka Lamination Division of Ormet Corporation during the fourth quarter has enhanced the Company's ability to provide customers in the insulation, food packaging and label stock markets with value-added laminated foil products. The shutdown of the Detroit papermaking operation has sharpened management's focus on expanding sales and profits in our core converted products markets. Our senior debt refinancing provides increased financial flexibility and supports our growth strategy. The initiation of a quarterly dividend of $0.05 per common share reflects the Company's financial strength and stability of its cash flows. The strong results achieved in our continuing converted products operations during 2003 reflect the strong revenue and earnings growth opportunities available to us," said Frank Tannura, Chairman.


"Management remains focused on executing the Company's plans to grow revenue and manage costs and is targeting $1.00 to $1.05 earnings per share from continuing operations in 2004," Tannura said.

Earnings Call:
-------------

The Company will hold a conference call on February 5, 2004 at 10:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 1-888-273-9891 (U.S.) by 9:45 a.m. (ET) on February 5th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on February 5th through 12:59 a.m. (ET) on February 20th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 718572.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets.

The statements contained in this press release are forward-looking and are identified by the use of forward looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Following are more detailed financial results for the three months and twelve months ended December 31, 2003.


                                                    Packaging Dynamics Corporation
                                                 Consolidated Statements of Operations
                                             (dollars in thousands, except per share data)
                                                            (unaudited)

                                   For the three months ended December 31, 2003  For the three months ended December 31, 2002
                                   --------------------------------------------  --------------------------------------------
                                       Reported      Adjustments      Adjusted     Reported      Adjustments     Adjusted
                                     ------------    -----------     ----------  --------------  -----------    -----------


Net sales                             $   62,222                     $   62,222      $  63,415                     $   63,415
Cost of goods sold                        53,563                         53,563         55,083                         55,083
                                     ------------      ---------     -----------    ------------    ---------     ----------
Gross profit                               8,659              -           8,659          8,332             -            8,332
                                     ------------      ---------     -----------    ------------    ---------     -----------
Operating expenses:
  Selling and administrative expenses      3,600                          3,600          3,672                          3,672
  Depreciation and amortization               42                             42            160                            160
  Asset sales and disposals                    -              -               -          1,264        (1,264)(3)            -
                                     ------------      ---------     -----------    ------------    ---------     ----------
    Total operating expenses               3,642              -           3,642          5,096        (1,264)           3,832
                                     ------------      ---------     -----------    ------------    ---------     ----------
Income from operations                     5,017              -           5,017          3,236         1,264            4,500

Interest expense                           1,318           (322)(4)         996          1,206             -            1,206
                                     ------------      ---------     -----------    ------------    ---------     ----------
Income before income taxes                 3,699            322           4,021          2,030         1,264            3,294
Income tax provision                       1,415            172           1,587            801           500 (6)        1,301
                                     ------------      ---------     -----------    ------------    ---------     ----------
Income from continuing operations          2,284        $   150      $    2,434          1,229       $   764       $   1,993
                                                       =========                                    =========
Loss from discontinued operations         (3,664)(1)                     (3,664)        (1,800)                        (1,800)
                                     ------------                    -----------    ------------                  ----------
 Net income (loss)                    $   (1,380)                    $   (1,230)     $    (571)                    $      193
                                     ============                    ===========    ============                  ==========

Reported and adjusted income
   (loss) per share:
  Basic:
    Continuing operations             $     0.24                     $     0.25      $     0.13                    $     0.21
    Discontinued operations                (0.38)                         (0.38)          (0.19)                        (0.19)
                                     -------------                   ------------    ------------                  ----------
      Net income (loss)               $    (0.14)                    $    (0.13)     $    (0.06)                   $     0.02
                                     =============                   ============    ============                  ==========
Fully diluted:
    Continuing operations             $     0.23                     $     0.25      $     0.13                    $     0.20
    Discontinued operations                (0.37)                         (0.37)          (0.18)                        (0.18)
                                     ------------                    -----------     ------------                  ----------
      Net income (loss)               $    (0.14)                    $    (0.12)     $    (0.05)                   $     0.02
                                     ============                    ===========     ============                  ==========

Weighted average shares outstanding:

  Basic                                9,681,504                      9,681,504        9,579,340 (7)                9,579,340(7)
                                     ============                    ===========     ============                  ==========
  Fully diluted                        9,908,032                      9,908,032        9,751,405 (7)                9,751,405(7)
                                     ============                    ===========     ============                  ==========
-------------------------------------------------------------------------------------------------------------------------------
Reconciliation of Income
 from Operations to EBITDA

  Income from operations              $    5,017        $     -      $    5,017       $    3,236     $   1,264     $    4,500
  Depreciation                             1,086              -           1,086            1,427             -          1,427
                                     ------------      ---------     ----------     ------------    ---------     ----------
  EBITDA                              $    6,103        $     -      $    6,103       $    4,663     $   1,264     $    5,927
                                     ============      =========     ==========     ============    =========     ==========


                                                          Packaging Dynamics Corporation
                                                       Consolidated Statements of Operations
                                                   (dollars in thousands, except per share data)
                                                                    (unaudited)

                                  For the twelve months ended December 31, 2003  For the twelve months ended December 31, 2002
                                  ---------------------------------------------  ---------------------------------------------
                                       Reported       Adjustments        Adjusted     Reported      Adjustments     Adjusted
                                     ------------     -----------       ----------  ------------    -----------    ----------


Net sales                             $  243,444                        $ 243,444   $  237,430                     $ 237,430
Cost of goods sold                       209,472                          209,472      207,336                       207,336
                                     ------------     ----------        ----------  -----------     ---------      ----------
Gross profit                              33,972             -             33,972       30,094             -          30,094
                                     ------------     ----------        ----------  -----------     ---------      ----------
Operating expenses:
  Selling and administrative expenses     14,736                           14,736       16,128        (2,667)(2)      13,461
  Depreciation and amortization              644                              644          506                           506
  Asset sales and disposals                  813          (813)(3)              -        1,510        (1,510)(3)           -
                                     ------------     ----------        ----------  -----------     ---------      ----------
    Total operating expenses              16,193          (813)            15,380       18,144        (4,177)         13,967
                                     ------------     ----------        ----------  -----------     ---------      ----------
Income from operations                    17,779           813             18,592       11,950         4,177          16,127

Interest expense                           5,674          (906)(4)          4,768        5,982          (868)(5)       5,114
                                     ------------     ----------        ----------  -----------     ---------      ----------
Income before income taxes                12,105         1,719             13,824        5,968         5,045          11,013
Income tax provision                       4,736           724              5,460        2,521         1,829 (6)       4,350
                                     ------------     ----------        ----------  -----------     ---------      ----------
Income from continuing operations          7,369      $    995          $   8,364        3,447      $  3,216       $   6,663
                                                      ==========                                    =========
Loss from discontinued operations        (22,089)(1)                      (22,089)      (2,516)(1)                    (2,516)
                                     ------------                       ----------  -----------                    ----------
Net income (loss)                    $   (14,720)                       $ (13,725)  $      931                     $   4,147
                                     ============                       ==========  ===========                    ==========

Reported and adjusted income
 (loss) per share:
 Basic:
  Income from continuing operations  $      0.76                        $    0.86                                  $    0.70
  Discontinued operations                  (2.28)                           (2.28)                                     (0.27)
                                     ------------                       ----------                                 ----------
    Net income (loss)                $     (1.52)                       $   (1.42)                                 $   0.43
                                     ============                       ==========                                 ==========
 Fully diluted
  Income from continuing operations  $      0.75                        $    0.85                                  $    0.69
  Discontinued operations                  (2.25)                           (2.25)                                     (0.26)
                                     ------------                       ----------                                 ----------
    Net income (loss                 $     (1.50)                       $   (1.40)                                 $    0.43

Weighted average shares outstanding:
  Basic                                9,667,301                        9,667,301                                  9,475,308 (7)
                                     ============                       ==========                                 ==========
  Fully diluted                        9,808,164                        9,808,164                                  9,681,995 (7)
                                     ============                       ==========                                 ==========
---------------------------------------------------------------------------------------------------------------------------------
Reconciliation of Income from
 Operations to EBITDA

  Income from operations             $    17,779      $    813          $  18,592   $   11,950      $  4,177       $  16,127
  Depreciation                             5,542             -              5,542        5,570             -           5,570
                                     ------------     ---------         ----------  -----------     ---------      ----------
  EBITDA                             $    23,321      $    813          $  24,134   $   17,520      $  4,177       $   21,697
                                     ============     =========         ==========  ===========     =========      ==========

                         PACKAGING DYNAMICS CORPORATION
            NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in thousands, except per share data)
                                   (unaudited)

(1) On September 4, 2003, Packaging Dynamics announced plans to close the Detroit paper mill and exit the Specialty Paper operations. The Company recorded an asset impairment of $22,094 ($13,367 after taxes) and a restructuring charge of $2,800 ($1,694 after taxes) related to this plan during the third quarter of 2003. The Company recorded an additional charge of $1,965 ($1,189 after taxes) primarily for the write-down of parts and supplies inventories, the write-down of other current assets, and employee outplacement services and a $815 charge for pension liability during the fourth quarter of 2003.

(2) On July 1, 2002, Packaging Dynamics granted to management, for incentive purposes and in consideration of their waiver of cash payments under an existing Long Term Incentive Plan, stock options for the purchase of an aggregate of 815,089 shares of its common stock under the 2002 Long Term Incentive Stock Plan. Additionally, on July 1, 2002, Packaging Dynamics granted to former employees stock options for the purchase of an aggregate of 29,047 shares of its common stock under individual nonqualified stock option agreements in consideration of their waiver of cash payments under the existing Long Term Incentive Stock Plan. The options granted to management have an exercise price of $3.90 per share that was below the fair market value of Packaging Dynamics common stock on the grant date and, although fully vested, are not exercisable for three years after the grant date. Consequently, the company has the right to repurchase an executive's options if he terminates employment before the end of the three-year period. The company recorded a non-cash compensation charge of $2,667 in fiscal 2002 related to these management incentive plans. As such, the adjustment reflects the elimination of charges related to this long-term compensation plan.

(3) Reflects losses incurred on the disposal of certain machinery and equipment taken out of service as part of the company's ongoing productivity improvement program.

(4) Reflects interest expense related to the write-off of unamortized bank fees resulting from the Company's bank refinancing, completed September 29, 2003.

(5) Reflects interest expense related to the cancellation of the 12% Promissory Note in connection with the distribution of Ivex Packaging Corporation's shares of Packaging Dynamics Corporation.

(6) The contribution of ownership interests of Packaging Holdings, L.L.C. to Packaging Dynamics Corporation changes the way taxable income is reported. The taxable income of Packaging Holdings, a limited liability company, was reported by its members. The taxable income of Packaging Dynamics, a C-corporation, is reported on Packaging Dynamics' tax return. This difference in the way taxable income is reported is reflected in the recording of an adjusted income tax provision in 2002 based on an assumed tax rate of 39.5%.

(7) The adjusted earnings per share calculations reflect the fourth quarter 2002 weighted average and diluted weighted average shares outstanding of 9,579,340 and 9,751,405, respectively. The weighted average and diluted shares outstanding for the twelve months ended December 31, 2002 are 9,475,308 and 9,681,995 respectively.

                                     PACKAGING DYNAMICS CORPORATION
                                       CONSOLIDATED BALANCE SHEETS
                              (dollars in thousands, except per share data)
                                               (unaudited)
                                                                                   December 31,       December 31,
                                                                                      2003                2002
                                                                                 --------------      --------------
                                                                                   (unaudited)

                                       ASSETS
Current Assets:
    Cash and cash equivalents...................................................  $     453          $    1,864
    Accounts receivable trade (net of allowance for doubtful accounts of
          $375 and $609)........................................................     24,751              22,640
    Inventories.................................................................     21,740              28,257
    Prepaid expenses and other..................................................      2,567               3,995
                                                                                 --------------      --------------
         Total current assets...................................................     49,511              56,756
                                                                                 --------------      --------------

Property, Plant and Equipment:
    Buildings and improvements..................................................     19,356              24,071
    Machinery and equipment.....................................................     46,699              64,440
    Projects in progress........................................................        271               1,290
                                                                                 --------------      --------------
                                                                                     66,326              89,801
    Less -- accumulated depreciation............................................    (23,582)            (26,476)
                                                                                 --------------      --------------
                                                                                     42,744              63,325

    Land........................................................................        861               1,276
                                                                                 --------------      --------------
        Total property, plant and equipment.....................................     43,605              64,601
                                                                                 --------------      --------------
Other Assets:
    Goodwill....................................................................     43,724              42,771
    Other.......................................................................      1,819               2,227
                                                                                 --------------      --------------
         Total other assets.....................................................     45,543              44,998
                                                                                 --------------      --------------
Total Assets.................................................................... $  138,659          $  166,355
                                                                                 ==============      ==============

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Current maturities of long-term debt........................................ $    5,950          $    7,420
    Accounts payable............................................................     20,385              23,299
    Accrued salary and wages....................................................      4,081               2,627
    Other accrued liabilities...................................................      6,276               6,433
                                                                                 --------------      --------------
         Total current liabilities..............................................     36,692              39,779
Long-term debt..................................................................     66,700              67,710
Other liabilities...............................................................      2,692               2,736
Deferred income taxes...........................................................      1,185              10,423
                                                                                 --------------      --------------
Total Liabilities...............................................................    107,269             120,648
                                                                                 --------------      --------------

Commitments and Contingencies...................................................
                                                                                 --------------      --------------
Stockholders' equity:
    Commonstock, $.01 par value - 40,000,000 shares authorized; and
          9,681,504 and 9,618,767 shares issued and outstanding at
         December 31, 2003 and December 31, 2002, respectively..................         97                  96
    Preferred stock, $.01 par value - 5,000,000 shares authorized; and no
          shares issued and outstanding.........................................          -                   -
    Paid in capital in excess of par value......................................     46,003              45,560
    Other comprehensive income (loss)...........................................        190               (253)
    Retained earnings (accumulated deficit).....................................    (14,900)                 304
                                                                                 --------------      --------------
           Total stockholders' equity...........................................     31,390              45,707
                                                                                 --------------      --------------
Total Liabilities and Stockholders' Equity...................................... $  138,659          $  166,355
                                                                                 ==============      ==============


                                           PACKAGING DYNAMICS CORPORATION
                                        CONSOLIDATED STATEMENT OF CASH FLOWS
                                               (dollars in thousands)
                                                     (unaudited)
                                                                                       For the Year Ended
                                                                                    2003                  2002
                                                                                 --------------      --------------


Cash flows from operating activities:
    Net income (loss)........................................................... $  (14,720)          $     931
    Loss on discontinued operations.............................................     22,089               2,516
                                                                                 --------------      --------------
         Net income from continuing operations..................................      7,369               3,447

    Adjustments to reconcile net income to net cash
    from operating activities:
         Depreciation and amortization..........................................      5,542               5,570
         Amortization of deferred finance costs.................................      1,932                 739
         Loss on disposal of equipment..........................................        813               1,510
         Provision for doubtful accounts........................................        (74)                214
         Deferred income taxes..................................................     (9,238)             (1,266)
         Non-cash charge for long-term incentive compensation...................          -               2,542
         Non-cash interest to related party.....................................          -                 868
         Changes in assets and liabilities:
              Accounts receivable...............................................     (1,072)             (2,493)
              Inventories.......................................................      5,635               1,263
              Other assets......................................................        111                (470)
              Accounts payable and accrued liabilities..........................     (1,850)              6,882
                                                                                 --------------      --------------
                   Net cash from continuing operating activities................      9,168              18,806
                   Net cash from discontinued operating activities..............      5,856               3,933
                                                                                 --------------      --------------
                   Net cash from operating activities...........................     15,024              22,739
                                                                                 --------------      --------------

Cash flows used by investing activities:
         Proceeds from sale of assets...........................................          4                 403
         Acquisitions, net of cash acquired.....................................     (5,198)             (9,275)
         Additions to property, plant and equipment.............................     (6,272)             (2,265)
                                                                                 --------------      --------------
                   Net cash used by continuing investing activities.............    (11,466)            (11,137)
                   Net cash used by discontinued investing activities...........       (855)             (2,772)
                                                                                 --------------      --------------
                   Net cash used by investing activities........................    (12,321)            (13,909)
                                                                                 --------------      --------------
Cash flows used by financing activities:
         Principal payments for loan obligations................................    (75,680)             (6,420)
         Proceeds from loan obligations.........................................     70,000                   -
         Proceeds under revolving line of credit................................     59,400              30,400
         Repayments under revolving line of credit..............................    (56,200)            (32,100)
         Payment of financing costs.............................................     (1,879)                  -
         Other, net.............................................................        245                 113
                                                                                 --------------      --------------
                   Net cash used by financing activities........................     (4,114)             (8,007)
                                                                                 --------------      --------------
Net increase (decrease) in cash and cash equivalents............................     (1,411)                823
Cash and cash equivalents at beginning of period................................      1,864               1,041
                                                                                 --------------      --------------
Cash and cash equivalents at end of period...................................... $      453          $    1,864
                                                                                 ==============      ==============

Cash paid during the year for:
         Interest............................................................... $    4,414          $    5,722
     Income taxes...............................................................        400               1,231
